Exhibit 21
Subsidiaries
of Teledyne Technologies Incorporated

	State/Jurisdiction	Fictitious Business Name(s) Used
Name of Subsidiary	of Incorporation	by Subsidiary
Aerosance, Inc.	Delaware
Ensambles de Precision S.A. de C.V.	Mexico
Gulfcoast Aerospace Alliance, LLC**	Delaware
Hurricane Acquisition Company	California
Ocean Design, Inc.*	Delaware
Ocean Design Europe, Ltd.***	United Kingdom
Ocean Design Ltda.***	Brazil
Reynolds Industries Limited	United Kingdom
TCM Acquisition, LLC	Delaware
Teledyne Advanced Pollution Instrumentation, Inc.	California
Teledyne Australia Pty Ltd	Australia
Teledyne & BAE Systems JV, LLC****	Delaware
Teledyne Benthos, Inc.	Massachusetts	Teledyne Taptone
Teledyne CollaborX, Inc.	Colorado
Teledyne Brown Engineering, Inc.	Delaware	Teledyne Brown Teledyne Brown Engineering
Teledyne Brown Netherlands, Inc.	Delaware
Teledyne Continental Motors, Inc.	Delaware
Teledyne Controls Simulation Limited	Canada
Teledyne Controls Wichita, Inc.	Delaware
Teledyne Cormon, Inc.	Texas
Teledyne Cormon Limited	United Kingdom
Teledyne Cormon Technology Limited	United Kingdom
Teledyne Cougar, Inc.	California
Teledyne Defence Limited	United Kingdom
Teledyne Energy Systems, Inc.*	Delaware
Teledyne France	France	Teledyne RD Instruments Europe
Teledyne Germany GmbH	Germany
Teledyne Instruments, Inc.	Delaware	Geophysical Instruments Teledyne D.G. O’Brien Teledyne Impulse Teledyne Interconnect Devices Teledyne Test Services Test Services Teledyne TSS Teledyne Webb Research
Teledyne Isco, Inc.	Nebraska	ISCO
Teledyne Licensing, LLC	Delaware
Teledyne Lighting and Display Products, Inc.	Nevada
Teledyne Limited	United Kingdom	Teledyne Controls Flight Data Company
Teledyne Mattituck Services, Inc.	Delaware
Teledyne Monitor Labs, Inc.	Delaware
Teledyne Monitor Labs P.R., Inc.	Puerto Rico

	State/Jurisdiction	Fictitious Business Name(s) Used
Name of Subsidiary	of Incorporation	by Subsidiary
Teledyne Odom Hydrographic, Inc.	Louisiana
Teledyne Properties Limited	United Kingdom
Teledyne RD Instruments, Inc.	Delaware
Teledyne RD Technologies (Shanghai) Co., Ltd.	China
Teledyne Reynolds, Inc.	California
Teledyne Reynolds Limited	United Kingdom
Teledyne RISI, Inc.	California
Teledyne Scientific & Imaging, LLC	Delaware	Teledyne Judson Technologies Teledyne Imaging Sensors Teledyne Scientific Company
Teledyne S G Brown Limited	United Kingdom
Teledyne Singapore Private Limited	Singapore
Teledyne Solutions, Inc.	Alabama
Teledyne Storm Products, Inc.	California
Teledyne Technologies (Bermuda) Limited	Bermuda
Teledyne Technologies International Corp.	Delaware
Teledyne Tekmar Company	Ohio	Tekmar-Dohrmann Teledyne Analytical Services Teledyne Instrument Services Teledyne Leeman Labs
Teledyne TSS Limited	United Kingdom
Teledyne Wireless, LLC	Delaware	Teledyne KW Microwave Teledyne MEC Teledyne MEC Vacuum Electronics Teledyne Microwave Teledyne Vacuum Technologies
The Flight Data Company Limited*****	United Kingdom

*	Majority owned.

**	50% owned by Teledyne Brown Engineering, Inc.

***	A subsidiary of Ocean Design, Inc.

****	50% owned by Teledyne Solutions, Inc.

*****	Company inactive